Item 30. Exhibit (e).

ALASKA VERSION

Life Insurance Application Package

Life 1

Life New Business Application package for Individual and Survivorship policies.

THIS PACKAGE MAY BE USED FOR:	New Business	Term Conversions	Insurability Options
USE THIS PACKAGE IN THE FOLLOWING CONTRACT STATE:	Alaska		

THIS PACKAGE INCLUDES:

- Application Part 1 (A60AK1106)
- Producer's Statement (A1AGE 107)
- HIPAA Authorization/Personal Health-Related Information (F8186 LIFE/DI 406)
- Important Notice: Replacement of Life Insurance or Annuities (F6415 807)
- Pre-Authorized Check Premium Payment Services (F6445 706)
- Temporary Life Insurance Receipt (R10AK1106)
- Coverage and Premium Payment Information (COR4628)
- Important Privacy and Consumer Information (N2000)

IMPORTANT REMINDERS:

The following are guidelines for completing this package:

- Refer to the Life Application Part 1 Reference Guide (IIG1011) for assistance in completing the Application Part 1.
- Complete all required sections and obtain all signatures and titles (where required).
- Do not use pencil to complete application or "white out" to make changes. If a change is made to an answer, the owner must initial the change.
- When a replacement is involved or if your state has adopted the NAIC Model Replacement Regulation, the appropriate state required replacement form must be signed and dated on, or prior to the Application Part 1 date.
- While the completion of the Non-Medical section is not required if the proposed insured is being examined, answering all Non-medical questions (including the full name, address and phone number for each physician consulted) is considered good field underwriting practice and will enable the underwriter to promptly begin the underwriting process.
- Complete and sign the Producer's Statement.
- Provide client with all required notices.

The following are guidelines for completing the Temporary Life Insurance Receipt (TLIR):

- Never accept money without a completed TLIR. Proposed insureds are ineligible for TLIR coverage if they are older than 75 or any TLIR question is either unanswered or answered "Yes".
- If you are submitting a TLIR with this application, complete all required sections of the TLIR (with all required signatures), submit page 1 to the Home Office, and leave pages 2 and 3 with the Owner.
- If the proposed insured(s) are eligible for TLIR coverage, premium may be collected with the application or any time prior to policy delivery as long as a completed and signed TLIR is also collected and submitted to the Home Office. Premium submitted without a valid TLIR or for a proposed insured who is not eligible will be refunded.
- Use field underwriting and good judgment to determine whether TLIR coverage is appropriate. If a moderate to high rating is anticipated, it may be best to submit the case without pre-payment. Underwriters have full discretion in refunding premiums and returning TLIRs in high-risk cases. When in doubt, contact underwriting.
- Checks must be made payable to MassMutual.

MassMutual FINANCIAL GROUP®

Massachusetts Mutual Life Insurance Company
and affiliates, Springfield, MA 01111-0001

www.massmutual.com

LNB-AK REV. 807

MassMutual FINANCIAL GROUP℠

To the Company as defined below:

☐ **Massachusetts Mutual Life Insurance Company**
1295 State Street, Springfield, Massachusetts 01111-0001

☐ **C.M. Life Insurance Company**
100 Bright Meadow Boulevard, Enfield, Connecticut 06082

Application Part 1

For: ☐ New Business ☐ Term Conversion ☐ Insurability Option

A Proposed Insured(s)

COMPLETE THIS SECTION FOR ALL CASES

▶ Primary Insured – Insured 1

1. Sex ☐ Male ☐ Female
2. Full Legal Name (First, Middle, Last, Suffix) ____________________
3. Marital Status ☐ Married ☐ Single ☐ Divorced ☐ Widowed
4. DOB ____________ (mm/dd/yyyy) Birthplace ____________
5. US Social Security #/Tax ID# ____________
6. US Driver's License # ____________
   State ____________ Expiration Date ____________
   If none, type of government-issued photo ID ____________
   State/Country of issue ____________
   ID# ____________ Expiration Date ____________
7. Citizenship ☐ US Citizen, Resident ☐ US Citizen, Non-Resident ☐ Alien, Resident ☐ Alien, Non-Resident
   Non-US Citizens provide:
   Type of Visa ____________
   Country of Citizenship ____________
8. Telephone #'s Home (____)____________
   Work (____)____________ Cell (____)____________
   Best time to call ____________ ☐ am ☐ pm at ☐ H ☐ W ☐ C
9. Email address ____________
10. Residential Address (#, Street, Apt. #, City, State/Country, Zip/Postal Code) ____________
11. Mailing Address (if different from Q. #10) ____________

▶ Secondary Insured – Insured 2

For: ☐ Survivorship ☐ Other Insured Rider (Other) ☐ Applicant's Waiver of Premium Rider (Payor)

12. Sex ☐ Male ☐ Female
13. Full Legal Name (First, Middle, Last, Suffix) ____________________
14. Marital Status ☐ Married ☐ Single ☐ Divorced ☐ Widowed
15. DOB ____________ (mm/dd/yyyy) Birthplace ____________
16. US Social Security #/Tax ID# ____________
17. US Driver's License # ____________
    State ____________ Expiration Date ____________
    If none, type of government-issued photo ID ____________
    State/Country of issue ____________
    ID# ____________ Expiration Date ____________
18. Citizenship ☐ US Citizen, Resident ☐ US Citizen, Non-Resident ☐ Alien, Resident ☐ Alien, Non-Resident
    Non-US Citizens provide:
    Type of Visa ____________
    Country of Citizenship ____________
19. Telephone #'s Home (____)____________
    Work (____)____________ Cell (____)____________
    Best time to call ____________ ☐ am ☐ pm at ☐ H ☐ W ☐ C
20. Email address ____________
21. Residential Address (#, Street, Apt. #, City, State/Country, Zip/Postal Code) ____________
22. Mailing Address (if different from Q. #21) ____________

A60AK1106

1

B Policy Information COMPLETE THIS SECTION FOR ALL CASES ► Whole Life 1. Plan 2. Face Amount $ 3. Automatic Premium Loan □ Yes □ No 4. Loan Rate □ Fixed □ Adjustable 5. Dividend Option □ Paid-up Additions (PD) □ Cash (CS) □ Supplemental Insurance Dividends/Flex (SID/FLX) □ Reduced Premiums (RP) □ Dividend Accumulations (DA) □ 6. Waiver of Premium Rider (WP) □ Insured 1 □ Insured 2 7. Applicants Waiver of Premium Rider: Adult Payor Benefit □ Death or Disability (ADD) □ Disability Only (ADS) 8. Applicants Waiver of Premium Rider: Juvenile Insured □ Death or Disability (PDD) □ Death Only (PD) 9. □ Renewable Term Rider (RTR) $ 10. □ Insurability Rider (GIR/IPR) $ 11. Additional Life Insurance Rider (ALIR) a. Modal Payment $ Paying all/part using 1035 funds □ Yes □ No b. Unscheduled Lump Sum $ Paying all/part using 1035 funds □ Yes □ No c. Dividend Option □ Same as Basic Policy □ Paid-up Additions 12. Life Insurance Supplement Rider (LISR) a. Face Amount $ b. Modal Payment $ c. Unscheduled Lump Sum $ Paying all/part using 1035 funds □ Yes □ No d. Payment Period (# of years) e. Crossover Period (# of years) 13. Supplemental Insurance Purchase Rider (SIPR) a. Face Amount $ b. Payment $ 14. Other Riders – indicate type (and amount if applicable) □ 15. Details ► Variable or Universal Life 16. Plan 17. Face Amount $ 18. Planned Premium $ 19. Non-1035 Unscheduled Premium $ 20. Loan Rate □ Fixed □ Adjustable 21. Death Benefit Option □ 1-Level □ 2-Increasing by Account Value □ 3-Return of Premiums □ 4-Increasing by Separate Account (VL)/Specified Premium Account □ 22. Definition of Life Insurance □ Cash Value Accumulation Test □ Guideline Premium Test 23. Waiver of Premium Riders (indicate amount if applicable) □ Waiver of Monthly Charges/Deductions Riders (WMC/WMD) □ Disability Benefit Rider (DBR) $ □ Waiver of Specified Premium Rider (WSP) $ 24. Other Insured Riders (OIR) □ Self $ □ Other $ 25. Insurability Rider (GIR) $ 26. Other Riders – indicate type (and amount if applicable) □ □ 27. Details ► Term Life 28. Plan 29. Face Amount $ 30. □ Waiver of Premium Rider (WP) 31. □ Accidental Death Benefit Rider (ADB) $ 32. Other Riders – indicate type (and amount if applicable) □ □ 33. Details A60AK1106 2

C Sales Illustration Certification

COMPLETE THIS SECTION FOR ALL WHOLE LIFE AND UNIVERSAL LIFE CASES, ONLY IF AN ILLUSTRATION MATCHING THE POLICY APPLIED FOR IS NOT SIGNED

I, the undersigned, acknowledge that:

☐ No illustration was used in the sale of this life insurance policy.

☐ The sales illustration used for the proposed insured does not conform to the policy as applied for.

☐ The sales illustration for the proposed insured was shown to me on a computer screen. This illustration conforms to the policy as applied for which no hard copy was furnished.

I also acknowledge that a hard copy of a sales illustration matching the policy as issued must be provided no later than the delivery of the policy.

D Premium Payment Information

COMPLETE THIS SECTION FOR ALL CASES

1. Frequency
   - ☐ Monthly (PAC or Group only)
   - ☐ Quarterly
   - ☐ Semi-annual
   - ☐ Annual
   - ☐ Single Premium (if available)

2. Billing Type
   - ☐ Pre-Authorized Check (PAC)
   - ☐ Individual Direct Bill
   - ☐ Group Bill (provide Inv./Fran. #) ____________

3. Specify Policy Date if other than Issue Date ____________

4. Date policy to save age for
   ☐ Insured 1 ☐ Insured 2

5. Has the initial premium been paid?
   ☐ Yes ☐ No
   (If Yes, complete Temporary Life Insurance Receipt)

6. Premium Payor
   ☐ Insured ☐ Owner
   ☐ Other ____________

7. Source of Premium (check all that apply)
   - ☐ Earned Income ☐ Investment Income
   - ☐ Investment/Savings ☐ Gifts/Inheritance
   - ☐ Loan **(Complete Premium Financing Supplement, F7002)**
   - ☐ Other (specify) ____________

8. Send Premium Notices to
   - ☐ Insured ☐ Owner
   - ☐ Other (provide name and mailing address below)

   ____
   ____
   ____

E Primary Purpose of Insurance

COMPLETE THIS SECTION FOR ALL CASES

1. *Personal Needs*
   - ☐ Income for Dependents
   - ☐ Estate Taxes
   - ☐ Mortgage Cancellation
   - ☐ Other ____________

   Business Needs
   - ☐ Key Employee
   - ☐ Stock Redemption
   - ☐ Cross Purchase
   - ☐ Other ____________

   Is this policy being purchased in connection with an employer-sponsored plan?
   - ☐ Yes (If Yes, check one of the following)
     - ☐ Tax-qualified employer-sponsored plan
     - ☐ Non-qualified employer-sponsored plan
   - ☐ No

	Yes	No
2. If the policy applied for will be used in connection with a non-qualified employer-sponsored plan involving both male and females, will the policy be issued on a Unisex basis?	☐	☐
3. Has the proposed insured(s) and/or the proposed owner(s) been offered any economic incentive, "free" life insurance, money, or any other consideration as an incentive to purchase this policy? *(If "Yes" explain in Details #9)*	☐	☐
4. Does the proposed insured(s) and/or the proposed owner(s) have a current agreement or commitment to sell, transfer, assign, or release this policy - or any beneficial interest of this policy or its ownership structure - to a life settlement company, viatical company, bank, investor, or secondary market provider? *(If "Yes" explain in Details #9)*	☐	☐
5. In connection with this policy, has the proposed insured(s) and/or the proposed owner(s) entered into an arrangement that entitles a lender or investor to a portion of the death benefit above and beyond the repayment of principal and interest on a loan? *(If "Yes" explain in Details #9)*	☐	☐

Complete questions 6-9 if this is a business-related sale

6. Business is a ☐ Corporation ☐ LLC/LLP ☐ Partnership ☐ Sole Proprietorship Year Established__________ # of employees__________
7. Net value of the business $ ____________
8. If a policy is to be owned by a business or business associate, give names of the other officers or partners and the amount of insurance the business now carries on their lives or has currently applied for (if any officers or partners are not insured, explain in Details #9)

Name	Title	Face Amount	% Owned

9. **Details** *(Please reference question # and Insured 1 or 2)*

A60AK1106 3

F Owner Information COMPLETE THIS SECTION ONLY IF OWNER IS OTHER THAN PROPOSED INSURED(S) ► Individually Owned, or his/her estate - Owner 1 1. Sex □ Male □ Female 2. Full Legal Name (First, Middle, Last, Suffix) 3. DOB mm/dd/yyyy 4. US Social Security #/Tax ID# 5. Relationship to Insured 6. Type of Identification □ Driver’s License □ Passport □ Other ID# State/Country of issue Expiration Date 7. Citizenship □ US Citizen, Resident □ US Citizen, Non-Resident □ Alien, Resident □ Alien, Non-Resident Non-US Citizens provide: Country of Citizenship 8. Residential Address (#, Street, Apt. #, City, State/Country, Zip/Postal Code) 9 . Mailing Address (if different from Q. #8) 10. Split Dollar □ Collateral Assignment (Complete Split Dollar Assignment form, F5309) ► Individually Owned, or his/her estate - Owner 2 (For joint ownership, if applicable) 11. Sex □ Male □ Female 12. Full Legal Name (First, Middle, Last, Suffix) 13. DOB mm/dd/yyyy 14. US Social Security #/Tax ID# 15. Relationship to Insured 16. Type of Identification □ Driver’s License □ Passport □ Other ID# State/Country of issue Expiration Date 17. Citizenship □ US Citizen, Resident □ US Citizen, Non-Resident □ Alien, Resident □ Alien, Non-Resident Non-US Citizens provide: Country of Citizenship 18. Residential Address (#, Street, Apt. #, City, State/Country, Zip/Postal Code) 19 . Mailing Address (if different from Q. #18) ► Legal Entity Owned 20. Owner is □ Trust (Complete Certification of Trust Agreement, F6734) □ Incorporated Entity, its successors or assigns □ Non-Incorporated Entity (specify type) 21. Full Name of Legal Entity (If Trust, provide full name of Trust) 22. US Tax ID# 23. Date of Trust 24. Citizenship □ US Entity □ Alien Entity 25. Owner’s Legal Address (#, Street, Apt. #, City, State/Country, Zip/Postal Code) 26. Owner’s Mailing Address (if different from Q. #25) 27 Split Dollar □ Endorsement (employer must be owner) A60AK1106 4

G Beneficiary Information

COMPLETE THIS SECTION FOR ALL CASES

Beneficiary - Unless otherwise requested, surviving beneficiaries in any class shall take equally. If any beneficiary dies before the insured, payment shall be made to the surviving beneficiaries in that class. If no beneficiary is entitled to the payment at time of claim, the proceeds shall be made to the Owner, if living, or to the Owner's estate.

1. Beneficiary is ☐ Individual(s) ☐ Trust ☐ Incorporated Entity, its successors or assigns ☐ Non-Incorporated Entity (specify type) ____________

2. Primary :

Name (If Trust, provide full name of Trust)	Relationship to Insured	DOB/Date of Trust

3. Contingent :

Name (If Trust, provide full name of Trust)	Relationship to Insured	DOB/Date of Trust

4. UTMA/UGMA Custodian – During the minority of the named child(ren), ______________ (name of adult to act as Custodian) shall be Custodian for said child(ren) under the ________ (state) Uniform Transfers/Gifts to Minors Act.

Complete Question 5 only for Other Insured Rider (Other)

5. Beneficiary is ☐ Individual(s) ☐ Trust ☐ Incorporated Entity, its successors or assigns ☐ Non-Incorporated Entity (specify type) ____________

Name (If Trust, provide full name of Trust)	Relationship to Insured	DOB/Date of Trust

H Other Insurance/Replacement Information

COMPLETE THIS SECTION FOR ALL CASES

1. List Life Insurance currently applied for, contemplated, or now in force on the Insured(s) **with other companies**, including any policies which may have been sold, transferred, or assigned. **If none, check here** ☐

Insured	Policy #	Company	Product	Issue Year	Face Amount
☐1 ☐2					
☐1 ☐2					
☐1 ☐2					

2. Write the total face amount of **new** insurance applied for that will be placed in **all** companies (including **this** Company's policies).

$____________ **Insured 1** $____________ **Insured 2**

3. Is the insurance now being applied for intended to replace or change any insurance or annuity, in whole or part, issued by **this** Company or another company? ☐ Yes ☐ No **If "Yes" provide information below:**

Insured	Policy #	Company	Product	Issue Year	Face Amount	Replacement Yes	Replacement No	1035x Yes	1035x No
☐1 ☐2						☐	☐	☐	☐
☐1 ☐2						☐	☐	☐	☐
☐1 ☐2						☐	☐	☐	☐

4. If there is a 1035x, anticipated value of exchange $____________ **Insured 1** $____________ **Insured 2**

5. 1035x proceeds to be applied towards ☐ Additional premium (UL or VL) ☐ ALIR ☐ LISR ☐ SIPR ☐ Initial Premium

6. **For internal Term to Term Replacements Only:**
I wish to terminate the term policy(ies)/rider(s) number(ed) ______________ upon the issuance of the new term policy applied for in this application. (Owner of the existing term policy is required to sign this application as "Owner of the Original Policy" only if other than Proposed Insured.)

A60AK1106 5

I Personal History Information

COMPLETE THIS SECTION FOR ALL CASES

If your answer is "Yes" to any of the following questions, explain in Details #13.

	Insured 1 Yes	Insured 1 No	Insured 2 Yes	Insured 2 No
1. Have you				
a. smoked cigarettes during the last 12 months?	☐	☐	☐	☐
b. used tobacco or products containing nicotine within the last 12 months?	☐	☐	☐	☐
c. used tobacco or products containing nicotine within the last 24 months?	☐	☐	☐	☐

Complete Questions 2–12 only when Evidence of Insurability is required
If your answer is "Yes" to any of the following questions, explain in Details #13.

	Insured 1 Yes	Insured 1 No	Insured 2 Yes	Insured 2 No
2. Does the insured anticipate any foreign travel?	☐	☐	☐	☐
3. Within the last 3 years, has the insured been, or does s/he expect to become a pilot, student pilot, or crew member of any type of aircraft? **(If Yes, complete Aviation Supplement)**	☐	☐	☐	☐
4. Within the last 3 years, has the insured taken part in, or does s/he expect to take part in, underwater diving, hang gliding, para sailing, para kiting, parachuting, skydiving, mountain climbing, bungee jumping, helicopter skiing, or organized racing by automobile, motorcycle, motorboat, snowmobile, or any other form of hazardous activity or extreme sports? **(If Yes, complete Avocation Supplement)**	☐	☐	☐	☐
5. Within the last 5 years, has the insured been in a motor vehicle accident, been convicted of a moving violation, or received a driver's license restriction or revocation?	☐	☐	☐	☐
6. Within the last 10 years, has the insured been convicted of operating a motor vehicle while under the influence of alcohol or other drugs?	☐	☐	☐	☐
7. Has the insured ever been convicted of a felony, or is s/he currently on parole or probation?	☐	☐	☐	☐

8. Annual Earned Income * $ ______ (Insured 1) $ ______ (Insured 2)

9. Unearned Income * $ ______ (Insured 1) $ ______ (Insured 2)

10. Net Worth * $ ______ (Insured 1) $ ______ (Insured 2)

***If Proposed Insured is not employed please include Household Income and Household Net Worth in Details #13**

11. **(Insured 1)** Occupation and Duties ______

Employer Name & Address ______

12. **(Insured 2)** Occupation and Duties ______

Employer Name & Address ______

13. **Details** *(Please reference question # and Insured 1 or 2)*

J Conversion/Insurability Option

COMPLETE THIS SECTION FOR CONVERSIONS OR INSURABILITY OPTIONS

1. Riders attached to the original policy will be carried over (if available) unless otherwise specified here.

Do not include: ☐ WP ☐ GIO/IPR ☐ ADB

	Insured 1 Yes	Insured 1 No	Insured 2 Yes	Insured 2 No
2. Are you currently disabled or applying for any disability benefits? *(If "Yes" explain in Details #7)*	☐	☐	☐	☐

3. **Conversion of Term Insurance**

Insured	Policy or Rider Number	Amount Converted	Amount Continued	Amount Terminated
☐1 ☐2		$	$	$
☐1 ☐2		$	$	$

4. For partial conversions of UL products (if available), provide planned premium and frequency for balance continued $ ______

5. **Exercise of Insurability Option from Policy #** ______

6. Type of option ☐ Regular ☐ Substitute (if substitute, indicate reason and event date) ______ (Reason) ______ (Date of Event)

7. **Details** *(Please reference question # and Insured 1 or 2)*

A60AK1106 6

K Juvenile

COMPLETE THIS SECTION ONLY IF PROPOSED INSURED IS A JUVENILE

1. Total life insurance (including group coverage with employer) currently applied for, considered, or now in force on the insured's father, mother, and siblings in all companies. *Include insured name, age, and amount – If none, explain in Details #2.*

   Father ____________________

   Mother ____________________

   Sibling(s) ____________________

2. **Details**

L Non-medical

IF INSURED IS BEING EXAMINED FOR MASSMUTUAL, COMPLETING THIS SECTION IS OPTIONAL

▶ **Insured 1**

If your weight changed by over 10 lbs. in the last year, indicate amount & reason below:

1. Height _____ft. _____ in. Weight __________lbs. ____________________
2. Personal Physician information: Name, Address, and Phone # (if known) ____________________
3. Date last seen and reason ____________________
4. Family History **Insured 1** (Indicate **"unknown"** where applicable)

Relative	Health Problems – Include age at onset (especially for cardiovascular disease)	Age if Living	Age at Death	Cause of Death
Father				
Mother				
Brother(s)/Sister(s)				

▶ **Insured 2**

If your weight changed by over 10 lbs. in the last year, indicate amount & reason below:

5. Height _____ft. _____ in. Weight __________lbs. ____________________
6. Personal Physician information: Name, Address, and Phone # (if known) ____________________
7. Date last seen and reason ____________________
8. Family History **Insured 2** (Indicate **"unknown"** where applicable)

Relative	Health Problems – Include age at onset (especially for cardiovascular disease)	Age if Living	Age at Death	Cause of Death
Father				
Mother				
Brother(s)/Sister(s)				

If your answer is "Yes" to any of the following questions, circle applicable medical condition and explain in Details #17.

9. **In the last 10 years have you consulted a health professional regarding**	Insured 1 Yes	Insured 1 No	Insured 2 Yes	Insured 2 No
a. chest pains, heart attack, high blood pressure, heart murmur, palpitations, or any other disorder of the heart, arteries, or veins?	☐	☐	☐	☐
b. a tumor or cancer including skin cancer, melanoma, or colon polyps?	☐	☐	☐	☐
c. a disorder of your blood or immune system including anemia, blood clots, bleeding, immune deficiency, leukemia, or lymphoma?	☐	☐	☐	☐
d. a disorder of your brain, spinal cord, or nervous system including seizures, tremors, paralysis, fainting, stroke, or TIA (transient ischemic attack)?	☐	☐	☐	☐
e. depression, anxiety, psychosis, suicide thoughts or attempts, anorexia or bulimia, obsessive compulsive disorder, bipolar disorder, or other emotional disorder?	☐	☐	☐	☐

A60AK1106 7

If your answer is "Yes" to any of the following questions, circle applicable medical condition and explain in Details #17.

	Insured 1		Insured 2	
	Yes	No	Yes	No
10. In the last 10 years have you				
a. used cocaine, barbiturates, narcotics, stimulants, hallucinogens, or other controlled substances not prescribed by a physician?	☐	☐	☐	☐
b. received treatment, attended a program or been counseled for alcohol or drug abuse, or been advised by a health professional to reduce the use of alcohol?	☐	☐	☐	☐
11. In the last 5 years have you consulted a health professional regarding				
a. a disorder of your eyes, ears, nose, or throat?	☐	☐	☐	☐
b. asthma, shortness of breath, bronchitis, emphysema, COPD (chronic obstructive pulmonary disease), pneumonia, sleep apnea, or any other disorder of your respiratory system?	☐	☐	☐	☐
c. a disorder of your digestive system, liver, pancreas, or gall bladder including hepatitis, jaundice, ulcers, intestinal bleeding, colitis, or Crohn's disease (ileitis)?	☐	☐	☐	☐
d. a disorder or impairment of your muscles, bones, joints, or nerves, including arthritis, gout, sciatica, or amputations?	☐	☐	☐	☐
e. chronic fatigue syndrome, lupus, or other rheumatologic disorder?	☐	☐	☐	☐
f. diabetes or a disorder of your thyroid, pituitary, or adrenal glands?	☐	☐	☐	☐
g. a disorder of your kidneys, bladder, prostate, or urinary tract, or findings of sugar, protein, or blood in the urine?	☐	☐	☐	☐
12. In the last 3 years have you consulted a health professional regarding				
a. a disorder of your uterus, cervix, ovaries, or breasts?	☐	☐	☐	☐
b. a disorder of your skin including eczema and psoriasis?	☐	☐	☐	☐
c. a diagnosis of Human Immunodeficiency Virus (HIV) infection or Acquired Immune Deficiency Syndrome (AIDS)?	☐	☐	☐	☐
13. In the last 5 years have you				
a. had a sickness or injury for which you made a disability claim or for which you received payments, benefits, or pension benefits?	☐	☐	☐	☐
14. In the last 3 years have you				
a. had an application for life, disability, or health insurance denied, postponed, rated, or restricted?	☐	☐	☐	☐
15. In the last year, unless previously stated on this application, have you				
a. had a physical exam, checkup, or evaluation by a health professional? (If Yes, provide diagnosis or findings)	☐	☐	☐	☐
b. had an injury treated by a health professional or medical facility?	☐	☐	☐	☐
c. had an electrocardiogram, x-ray, blood test, or other diagnostic test, excluding an HIV test?	☐	☐	☐	☐
d. had surgery or been a patient in a hospital, clinic, or other medical or mental health facility?	☐	☐	☐	☐
e. been advised to have surgery, medical treatment, or diagnostic testing, excluding HIV testing, that has not yet been completed?	☐	☐	☐	☐
16. Are you currently				
a. under treatment or taking any prescribed medication (other than contraceptives)?	☐	☐	☐	☐
b. taking any herbal or non-prescription medication at least weekly?	☐	☐	☐	☐
c. pregnant? (If Yes, provide expected delivery date: ____________)	☐	☐	☐	☐

17. Details of "Yes" Answers *(Please reference question # and Insured 1 or 2)*
Give diagnosis and symptoms, tests performed, dates, types and amounts of medication, length of disability, degree of recovery, and names, addresses, and phone numbers of all health professionals.

A60AK1106 8

M Agreements and Signatures COMPLETE THIS SECTION FOR ALL CASES Life Insurance Coverage - This is part 1 of an application for life insurance. The application includes any part 2 that may be required and any amendments, statements, and supplements to either part. Insurance coverage under the policy takes effect when the policy is delivered and accepted, and the initial premium is paid, provided that on the delivery date (1) the proposed insured(s) is/are alive, (2) all answers on the application, including any amendments to the application, are still true and complete, (3) there have been no changes in the health or insurability of the proposed insured(s) from the date the application was submitted to the company, and (4) any required statement of insurability is completed. Failure to satisfy all of these requirements will result in no insurance coverage taking effect. If a future date is selected at time of application, coverage does not begin prior to that date. Charges may accrue before insurance takes effect - If a life insurance policy is issued, insurance coverage will begin as defined above. Policy charges will begin on the Policy Date, which is defined in the policy. The Policy Date may occur before insurance under the policy takes effect. If so, you will be charged premiums during a period in which no insurance was in force. To reduce the likelihood of paying such premiums, the Policy Owner may purchase a Temporary Life Insurance Receipt, if eligible, or ask the Company to issue the policy with a future Policy Date. Requesting a specific Policy Date may cause the insured’s age for insurance purposes to change and the cost of insurance rates to increase. If you have questions about policy charges or policy dating, ask your MassMutual Representative. Changes and Corrections - Any material change or correction of the application will be shown on an amendment of application attached to the policy. Acceptance of any policy issued shall be acceptance of any change or correction of the application made by the Company. However, any correction or change in the amount, classification, plan of insurance, or riders applied for in this application must be agreed to in writing. Authority of Producers - No producer can change the terms of this application or any policy issued by the insurer, waive any of the insurer’s rights or requirements, or extend the time for any payment. Variable and Universal Life Acknowledgments - Variable Life Insurance policy values may increase or decrease in accordance with the experience of the separate account and the death benefit may be variable or fixed based on specified conditions. For Variable or Universal Life Insurance, if a single premium is elected as mode of payment, additional premiums may be required to keep the policy in force. If this application is for a Variable Life Insurance policy, a current prospectus for the policy applied for was received and the policy meets the undersigned’s investment objectives. Acknowledgement of Receipt of Company Notices and Disclosures - In connection with this application, the Company’s notices about the Medical Information Bureau (MIB), the Fair Credit Reporting Act, the Company’s privacy practices, and Premium Payment Information have been provided to, and received by, the undersigned. Authorization to Obtain and Disclose Information for the Insured(s) and/or Owner - I authorize the Company to review this application and the information contained therein and to collect and review such other information, as it deems necessary, including such medical and non-medical information as the Company may request. I hereby authorize certain parties that have records or knowledge of me and/or my health (or if juvenile insurance, the child), to make such information available to the Company, its reinsurers, its affiliated insurance companies, its agents, employees, and representatives. These parties shall include any licensed physician, medical practitioner, hospital, clinic, or other medical or medically-related facility, the MIB, Department of Motor Vehicles, credit agency, current or former employer, insurance company, and other organizations having information relevant to the issuance or administration of this policy. I further authorize the Company to obtain and conduct a personal history information interview and/or a written inspection in connection with this application, and authorize the company to obtain an investigative report regarding information about my character, general reputation, personal characteristics, and mode of living. I understand that any and all such information obtained by the Company through such interviews, inspections, or reports may be made available to the Company’s agents, employees, and representatives for determining eligibility for insurance, reinsurance, reinstatement requests, or changes in benefits. This authorization shall be valid for 24 months from the date of my signature on this application. All documents and information submitted to, or acquired by, the Company become property of the Company. A photocopy or facsimile of this authorization may be relied upon as if it were an original. Taxpayer Identification - By my signature below, I, the Proposed Owner of this Policy, certify, under penalties of perjury, that (i) the number referred to in A5, A16, F4, F14, or F22 is my correct Taxpayer Identification Number; (ii) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) because the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. person (including U.S. resident alien). [If (ii) or (iii) is incorrect, please strike out and initial.] The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. ANY POLICY ISSUED AS A RESULT OF MATERIAL MISSTATEMENT OR OMISSION OF FACTS MAY BE VOIDED, AND THE COMPANY’S ONLY OBLIGATION SHALL BE TO RETURN THE PREMIUMS PAID. To the best of my knowledge and belief, all statements made in this Part 1 are complete, true, and correctly recorded. I hereby adopt all statements made in the application and agree to be bound by them. ► Signed on Date City and State where Owner signed Signature of Proposed Insured(s) - (Signature of Parent if Proposed Insured(s) is under age 16) X Proposed Insured 1 Signature of Owner - Only if Other than Proposed Insured X Owner Include Title (if applicable) X Proposed Insured 2 (if applicable) Signature of Soliciting Producer X Soliciting Producer Agency # Signatures for Conversions, Insurability Options, or Term to Term Replacements Owner of Original Policy Include Title (if applicable) (Only if other than Proposed Insured) X Owner of Original Policy Include Title (if applicable) (Only if other than Proposed Insured) A60AK1106 9

Producer's Statement

Must be completed by the Soliciting Producer for all cases. Attach a cover memo if further details are required.

▶ ***Section A*** - *If you answer "Yes" to any of the following questions please provide details in Section B or complete supplemental forms* specified

1. Risk classification presented to client ______________________

2. Is this part of a multi-policy case *(i.e. family members, business partners, etc.)*? ☐ Yes ☐ No

3. Is there a Disability or Long Term Care Application being submitted concurrently with this Application? ☐ Yes ☐ No

4. Will dividends from an existing MassMutual policy be used to pay all or part of the initial premium on this policy? ☐ Yes ☐ No

   (If Yes, please complete Service Request form F5341)

5. Is the policy being applied for a Replacement? ☐ Yes ☐ No

   (i.e., does the Owner/Insured intend to replace, lapse, forfeit, surrender (in whole or in part), or otherwise terminate, borrow against, convert to paid up insurance, continue as extended term insurance, sell, use, or otherwise reduce in value within 13 months, any portion of any existing life insurance policy or annuity to finance any portion of the policy being applied for.)

   (If Yes, have all required Forms and Notices been signed and submitted with this Application?) ☐ Yes ☐ No

6. Is the Life Insurance being applied for in conjunction with the purchase of a Single Premium Immediate Annuity? ☐ Yes ☐ No

7. Are you aware of whether the Owner or Insured has arranged, or discussed arranging, any financing for the purchase of this policy? ☐ Yes ☐ No

   (If Yes, please complete Premium Financing Supplement F7002.)

8. Do you have any knowledge or reason to believe the Insured has any present or future intention to sell or assign this policy, or has ever sold or assigned any policy, to a life settlement, viatical or other secondary market provider? ☐ Yes ☐ No

9. ***(For Variable Products Only)*** Did you deliver a current copy of the Prospectus and any applicable supplements? ☐ Yes ☐ No

   Prospectus Effective Date ______________________
   (from front cover of prospectus) mm/dd/yyyy

▶ ***Section B*** **- Details of "Yes" Answers. (Please reference question #)**

▶ **Producer Compensation Information**

Please complete the Producer line on all applications, and provide any additional Compensation arrangements when needed.

		Printed Name	Agency or Entity #	Producer ID #, Social Security # or Tax ID #	% of 1st Year Commission	% of Renewal Commission
1	Servicing Producer					
2	Producer					
3	Producer					
4	Producer					
5	Producer					
6	Producer					
					Total 100%	**Total 100%**

Agency Split – If the sale of this policy will be credited to more than one agency/entity, list % for each.

Agency #	% of Split

I certify to the best of my knowledge, information and belief that: (a) The statements made in this Producer Statement are true and accurate. (b) Each question in the Application was asked of the proposed insured(s) and owner(s) and accurately recorded. (c) I am unaware of any suspicious or unusual activities, including but not limited to anti-money laundering (AML) "red flags" as described in my AML training or other materials, arising out of or in connection with, the sale of this policy. I have reported suspicious activity, if any, to the appropriate individuals in accordance with MassMutual's AML program. (d) The policy applied for is consistent with the financial needs of the insured(s) and/or owner(s). (e) I am unaware of any information that would adversely affect any of the proposed insured's eligibility, acceptability or insurability.

X ______________________________ ______________________________

Signature of Soliciting Producer: Soliciting Producer ID #

If the underwriter/case manager needs information or has questions about this case, please contact: ______________________

Phone number: (__________)__________-__________ Email address:______________________

A1AGE REV. 107

Authorization for Release of Personal Health-Related Information This authorization complies with the HIPAA Privacy Rule For Life and Disability Only Name of Proposed Insured/Patient (please print) Date of Birth Name of Proposed Insured 2/Patient - For Life Insurance Only (please print) Date of Birth I authorize any health plan, physician, health care professional, hospital, clinic, laboratory, pharmacy, medical facility, or other health care provider that has provided payment, treatment or services to me or on my behalf within the past 10 years (“My Providers”) to disclose my entire medical record and any other personal health information concerning me to the Massachusetts Mutual Life Insurance Company and its affiliated insurance companies, its agents, employees, and representatives (collectively referred to as “The Companies”). This includes information on the diagnosis or treatment of Human Immunodeficiency Virus (HIV) infection and sexually transmitted diseases. This also includes information on the diagnosis and treatment of mental illness and the use of alcohol, drugs, and tobacco, but excludes psychotherapy notes. Psychotherapy notes means notes recorded (in any medium) by a health care provider who is a mental health professional documenting or analyzing the contents of conversation during a private counseling session or a group, joint, or family counseling session and that are separated from the rest of the individual’s medical record. Psychotherapy notes excludes (meaning the following information is included in this authorization) medication prescription and monitoring, counseling session start and stop times, the modalities and frequencies of treatment furnished, results of clinical tests, and any summary of the following items: diagnosis, functional status, the treatment plan, symptoms, prognosis, and progress to date. By my signature below, I acknowledge that any agreements I have made to restrict my personal health information do not apply to this authorization and I instruct My Providers to release and disclose my entire medical record without restriction. This personal health information is to be disclosed under this Authorization so that The Companies may: 1) underwrite my application for coverage, make eligibility, risk rating, policy issuance and enrollment determinations; 2) obtain reinsurance; 3) administer claims and determine or fulfill responsibility for coverage and provision of benefits; 4) administer coverage; and 5) conduct other legally permissible activities that relate to any coverage I have or have applied for with The Companies. This authorization shall remain in force for 24 months following the date of my signature below, and a copy of this authorization is as valid as the original. I understand that I have the right to revoke this authorization in writing, at any time, by sending a written request for revocation to Massachusetts Mutual Life Insurance Company and its affiliated insurance companies at 1295 State Street, Springfield, MA 01111-0001 Attention: Authorization Administrator. I understand that a revocation is not effective to the extent that any of My Providers has relied on this Authorization or to the extent that The Companies have a legal right to contest a claim under an insurance policy or to contest the policy itself. I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer covered by federal rules governing privacy and confidentiality of health information. I understand that My Providers may not refuse to provide treatment or payment for health care services if I refuse to sign this authorization. I further understand that if I refuse to sign this authorization to release my complete medical record, The Companies may not be able to process my application, or if coverage has been issued may not be able to make any benefit payments. I understand that I will receive a copy of this authorization upon request. Signature of Proposed Insured/Patient or Date Personal Representative Signature of Proposed Insured 2/Patient or Date Personal Representative Description of Personal Representative’s Authority or Relationship to Patient (if applicable) Description of Personal Representative’s Authority or Relationship to Patient (if applicable) F8186 LIFE/DI REV. 406

Important Notice: Replacement of Life Insurance or Annuities MUST BE PRESENTED TO, SIGNED AND DATED BY THE OWNER AND PRODUCER AT THE TIME OF APPLICATION (Note: This form is not a substitute for any state-required disclosure form or any form required by MML Investors Services, Inc.) You are contemplating the purchase of a life insurance policy or annuity contract. In some cases, this purchase involves discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases, described more fully below, may also be considered replacements. You should carefully consider whether a replacement is in your best interests. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy or contract and may reduce the amount paid upon the death of the insured. A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase as described below. A financed purchase occurs when the purchase of a new life insurance policy or annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy or contract, to pay all or part of any premium or payment due on the new policy. A financed purchase may be a replacement. We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions and consider the questions on the back of this form. 1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract? D Yes D No 2. Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract? D Yes D No If you answered “yes” to either of these questions, you may be replacing existing insurance or annuities. Make sure you know the facts. Contact your existing company and its producer for information about the old policy or contract. Be sure that you are making an informed decision. The existing policy or contract is being replaced because: I have received and read a copy of this Important Notice. I certify that the responses given herein are, to the best of my knowledge, accurate. Signature of Owner Printed Name Date Signature of Producer Printed Name Copy for Owner Date Please Read Next Page F6415 REV. 807

Although a replacement may not be in your best interest, your decision could be a good one. You should make a careful comparison of the costs and benefits of your existing policy and the proposed policy. One way to do this is to ask the company or producer that sold you your existing policy to provide you with information concerning your existing policy or contract. This may include an illustration of how your existing policy is working now and how it would perform in the future based on current and guaranteed assumptions. Illustrations should not, however, be used as a sole basis to compare policies. You should discuss the following with your agent or broker to determine whether replacement or financing your purchase makes sense: For Life Insurance Premiums: • Are they level or will they increase? Are they affordable? • Are they guaranteed or could they change? • You’re older - are premiums higher for the proposed new policy? • How long will premium payments be required on the new policy? On the old policy? Policy Values: • New policies usually take longer to build cash values and to pay dividends. • Acquisition costs for the old policy may have been paid; you will incur costs for the new one. • What surrender charges do the policies have? • What expense and sales charges will you pay on the new policy? • Does the new policy provide more insurance coverage? Insurability: • If your health has changed since you bought your old policy, the new one could cost you more, or you could be turned down. • You may need a medical exam for a new policy. • Claims on most new policies for up to the first two years can be denied based on inaccurate statements. • Suicide and contestable limitations may begin anew on the new coverage. If you are keeping the old policy as well as the new policy: • How are premiums for both policies being funded? • How will out-of-pocket premiums be affected on the existing policy? • Will a loan have to be paid off prior to death? • What values from the old policy are being used? If you are surrendering an annuity or interest sensitive life product • Will you pay surrender charges on your old contract? • What are the interest rate guarantees for the new contract? • Have you compared the contract charges or other policy expenses? Other issues to consider for all transactions • What are the tax consequences of buying the new policy? • Is this a tax free exchange? (See your tax advisor.) • Is there a benefit from favorable “grand-fathered” treatment of the old policy under the federal tax code? • Will the existing insurer be willing to modify the old policy? • How does the quality and financial stability of the new company compare with your existing company? Please Read and Sign First Page F6415 REV. 807

Important Notice: Replacement of Life Insurance or Annuities MUST BE PRESENTED TO, SIGNED AND DATED BY THE OWNER AND PRODUCER AT THE TIME OF APPLICATION (Note: This form is not a substitute for any state-required disclosure form or any form required by MML Investors Services, Inc.) You are contemplating the purchase of a life insurance policy or annuity contract. In some cases, this purchase involves discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases, described more fully below, may also be considered replacements. You should carefully consider whether a replacement is in your best interests. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy or contract and may reduce the amount paid upon the death of the insured. A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase as described below. A financed purchase occurs when the purchase of a new life insurance policy or annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy or contract, to pay all or part of any premium or payment due on the new policy. A financed purchase may be a replacement. We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions and consider the questions on the back of this form. 1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract? D Yes D No 2. Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract? D Yes D No If you answered “yes” to either of these questions, you may be replacing existing insurance or annuities. Make sure you know the facts. Contact your existing company and its producer for information about the old policy or contract. Be sure that you are making an informed decision. The existing policy or contract is being replaced because: I have received and read a copy of this Important Notice. I certify that the responses given herein are, to the best of my knowledge, accurate. Signature of Owner Printed Name Date Signature of Owner Printed Name Date Please Read Next Page Copy for Producer’s File F6415 REV. 807

Although a replacement may not be in your best interest, your decision could be a good one. You should make a careful comparison of the costs and benefits of your existing policy and the proposed policy. One way to do this is to ask the company or producer that sold you your existing policy to provide you with information concerning your existing policy or contract. This may include an illustration of how your existing policy is working now and how it would perform in the future based on current and guaranteed assumptions. Illustrations should not, however, be used as a sole basis to compare policies. You should discuss the following with your agent or broker to determine whether replacement or financing your purchase makes sense: For Life Insurance Premiums: • Are they level or will they increase? Are they affordable? • Are they guaranteed or could they change? • You’re older - are premiums higher for the proposed new policy? • How long will premium payments be required on the new policy? On the old policy? Policy Values: • New policies usually take longer to build cash values and to pay dividends. • Acquisition costs for the old policy may have been paid; you will incur costs for the new one. • What surrender charges do the policies have? • What expense and sales charges will you pay on the new policy? • Does the new policy provide more insurance coverage? Insurability: • If your health has changed since you bought your old policy, the new one could cost you more, or you could be turned down. • You may need a medical exam for a new policy. • Claims on most new policies for up to the first two years can be denied based on inaccurate statements. • Suicide and contestable limitations may begin anew on the new coverage. If you are keeping the old policy as well as the new policy: • How are premiums for both policies being funded? • How will out-of-pocket premiums be affected on the existing policy? • Will a loan have to be paid off prior to death? • What values from the old policy are being used? If you are surrendering an annuity or interest sensitive life product • Will you pay surrender charges on your old contract? • What are the interest rate guarantees for the new contract? • Have you compared the contract charges or other policy expenses? Other issues to consider for all transactions • What are the tax consequences of buying the new policy? • Is this a tax free exchange? (See your tax advisor.) • Is there a benefit from favorable “grand-fathered” treatment of the old policy under the federal tax code? • Will the existing insurer be willing to modify the old policy? • How does the quality and financial stability of the new company compare with your existing company? Please Read and Sign First Page F6415 REV. 807

MassMutual
FINANCIAL GROUP

Pre-Authorized Check (PAC) Premium Payment Service

Massachusetts Mutual Life Insurance Company
and affiliates, Springfield, MA 01111-0001

Agent Name ______________________________

Agent use only

Agency # ________________

Agent Phone #______________________________ Date ____________________

1. REQUEST TYPE (please check one)

☐ New PAC account set-up (Please complete ALL sections of this form)

☐ Add policy to existing PAC account
Provide one policy number on existing account:
____
(Please complete sections 1, 2 and 4 only)

☐ Change bank account information
List all policies to be changed in Section 2 – **Only those policies listed will be changed!**
(Please complete ALL sections of this form)

2. POLICY DETAIL (Shaded Fields are Required)

Policy Number(s)	Insured Name(s)	Draft Dates (1-28)* (Default date is the 28th)	Product	Variable Products Only	
				Specify Draft Amount	Requested Effective Date

*See "Helpful information for Completion of the Form" on Page 2/Reverse for exception information.

3. ACCOUNT INFORMATION (please check one)

☐ **Checking** (Attach check below)

☐ **Savings** (Not available for money market savings accounts or new business Disability Income products.)

BANK ROUTING AND TRANSIT NUMBER: ______________________________
SAVINGS ACCOUNT NUMBER: ______________________________
NAME OF INSTITUTION: ______________________________

PLEASE SECURELY TAPE VOIDED CHECK HERE (NO DEPOSIT SLIPS)


1234
VOID
SAMPLE
$
For
1234

***Please complete all address change requests on the reverse side of form as MassMutual will not update address information based on check information alone.**

4. AGREEMENTS AND SIGNATURES

Massachusetts Mutual Life Insurance Company and affiliated insurance companies (the "Company") of Springfield, Massachusetts is requested to debit the account of the undersigned depositor in the bank named under the Company's Pre-Authorized Check Premium Payment Service (the "Service"), sometimes referred to as Triple M (TM) or Check Services, for the purpose of making premium payments (hereinafter "Premiums") on the policies or contracts listed above, subject to the Terms and Conditions shown on the reverse side of this form. The request(s) made by this form shall remain in effect until the depositor notifies MassMutual to suspend the Service for a payment or to terminate the Service, or MassMutual terminates the service because the bank identified above has not honored a request for payment.

______________________________ ____________________
Signature of Depositor Date

PLEASE SEE PAGE 2/REVERSE FOR HELPFUL INFORMATION FOR COMPLETING THIS FORM, TERMS AND CONDITIONS, MAILING INSTRUCTIONS AND A CHANGE OF ADDRESS FORM.

F6445 706

TERMS AND CONDITIONS

1) If you pay your annual premium in installments you may incur an additional expense. If you would like to know the total dollar amount and the Annual Percentage Rate of the additional expense, you may access our "Modal Charge Disclosure and Annual Percentage Calculator" link at **www.massmutual.com/calculators** or you may contact MassMutual at 1-800-272-2216.
2) Premiums shall be payable monthly, and the Company shall not be required to give notice of premiums becoming due. Automatic withdrawal will be made each month for the total of all premiums due or past due during the month.
3) Policies may be removed from the Service if any request for payment is not honored upon second presentation or by written notice of termination by the **company, 30 days** prior to such termination.
4) Any election for the Automatic Premium Loan (APL) provisions shall be inoperative, while premiums are payable under the Service.
5) For life insurance, and disability income insurance 9000 series and later – The Reduce Premiums or Applied Dividend option is not available while premiums are payable under the Service. If the Service is requested while either of these dividend options is in effect, the dividend option will be changed to the default dividend option provided in the policy.
6) For disability income insurance pre-9000 series – The Reduce Premiums dividend option is available while premiums are payable under the Service. Any dividend that becomes due while this election is in effect will be applied in 12 equal parts to reduce each of the following policy year's premiums.
7) The Company shall incur no liability as a result of a withdrawal being dishonored by Your bank. This authorization shall not impose any legal obligation on the Company to make such withdrawals.
8) Under the Service, no premiums will be considered paid until the company actually receives the funds.
9) Notification of account changes must be received prior to 15 days before the next draft.
10) If the premium payer wants to terminate the Service, it is the premium payer's responsibility to notify the Company. The Company will send confirmation to the premium payer of removal from the Service.

HELPFUL INFORMATION FOR COMPLETION OF THE FORM

- To ensure timely processing, please be sure to complete all required fields on the form and securely attach a voided check.
- For variable life products, the depositor must also specify the monthly draft amount and requested effective date.
- For most products, the depositor may request automatic premium withdrawals from either a savings or checking account.
- For most products, the depositor may select the date that withdrawals are made from the 1st through the 28th of the month. **If none is specified, the default date will be the 28th.** (LTC products will default to the 5th, DI products to the Policy Effective Date.)
- Variable Life Select, Variable Life I, and Universal Life I can only draft on the 5th and 20th of the month. The default date for these products will be the 20th.
- For a complete listing of product-specific draft exceptions, your agent should refer to the "Draft Exceptions" chart found on FieldNet via the following menu path: Home Page → My Clients → Customer Services → Life Insurance.
- If there are any questions regarding this form, please call our Life Service Center at our toll free number 1-800-272-2216.
- You can fax the completed form along with a copy of a voided check to 866-329-4527.

Have you recently moved?

Please provide the Premium Payer's current address information below so that we can ensure our records are accurate:

Name: ____

Street Address: ____

City, State, Zip: ____

Daytime Phone: ____

Please indicate any additional policies you would like this address change made to ________________________________

Thank you for your business!

MAIL INSTRUCTIONS:

NEW Policies:

Life: MassMutual Financial Group
Mail Station: M325
1295 State Street
Springfield, MA 01111-0001

Disability: MassMutual Financial Group
Mail Station: M154
1295 State Street
Springfield, MA 01111-0001

Long Term Care: Massachusetts Mutual Life Insurance Company
Long Term Care Administrative Company
21600 Oxnard Street, Suite 1500
P.O. Box 4243
Woodland Hills, CA 91367

EXISTING Policies:

Life or Disability: MassMutual Financial Group
Life Customer Service Hub
1295 State Street
Springfield, MA 01111-0001

Forms with Multiple Product Types: MassMutual Financial Group
Life Customer Service Hub
1295 State Street
Springfield, MA 01111-0001

Long Term Care: Massachusetts Mutual Life Insurance Company
Long Term Care Administrative Company
21600 Oxnard Street, Suite 1500
P.O. Box 4243
Woodland Hills, CA 91367

MassMutual
FINANCIAL GROUP℠

Temporary Life Insurance Receipt

To the Company as defined below:

☐ **Massachusetts Mutual Life Insurance Company**
1295 State Street, Springfield, Massachusetts 01111-0001

☐ **C.M. Life Insurance Company**
100 Bright Meadow Boulevard, Enfield, Connecticut 06082

Person(s) Proposed for Life Insurance

_______________________________ (Print Name of Proposed Insured 1)

_______________________________ (Print Name of Proposed Insured 2)

This Temporary Life Insurance Receipt (TLIR), is subject to the Terms and Conditions on the following page. Submission of this TLIR may provide limited temporary life insurance coverage for a limited period of time if the answer to each of the following health questions is "No." If any question is answered "Yes" or left blank, there is no life insurance coverage in force under the TLIR and no payment may be collected.

Health Questions	**Proposed Insured 1** Yes	No	**Proposed Insured 2** Yes	No
1. In the past five years, has the proposed insured:				
a. Consulted a health professional regarding stroke, cancer, tumor, chest pain or heart attack, or any disease, disorder or problem of the kidneys, heart, or arteries?	☐	☐	☐	☐
b. Received treatment, attended a program or been counseled for alcohol or drug abuse, or been advised by a health professional to receive such treatment?	☐	☐	☐	☐
c. Been declined, postponed, rated, or restricted on an application for life insurance?	☐	☐	☐	☐
2. In the past 90 days, has the proposed insured:				
a. Been admitted to a hospital or medical facility, other than for a normal pregnancy, or has a health professional recommended admission to a hospital or medical facility?	☐	☐	☐	☐
b. Had surgery or been advised by a health professional to have surgery?	☐	☐	☐	☐
c. Had any diagnostic test [excluding tests for the Human Immunodeficiency Virus (HIV)] for which the results are unknown, or been advised by a health professional to have any diagnostic test (excluding tests for HIV) which has not yet been completed?	☐	☐	☐	☐

Agreements and Signatures

An amount of $______________ was received as payment on ______________ (Date)

The individuals signing below agree that they have received and read (or had read to them) the receipt for the amount indicated above. They understand and agree to its Terms and Conditions as stated on Page 2 of this receipt. To the best of their knowledge and belief, the answers to all Health Questions stated above are complete, and true, and were correctly recorded before they signed their names below.

► Signed at: _______________________________
(City and State where Owner signed)

X _______________________________
(Proposed Insured 1 Signature) (Date)

X _______________________________
(Proposed Insured 2 Signature) (Date)

X _______________________________
(Owner Signature) (Date)

X _______________________________
(Producer) (Date)

R10AK1106 *Retained by Company* 1

Temporary Life Insurance Receipt To the Company as defined below: □ Massachusetts Mutual Life Insurance Company 1295 State Street, Springfield, Massachusetts 01111-0001 □ C.M. Life Insurance Company 100 Bright Meadow Boulevard, Enfield, Connecticut 06082 An amount of $ was received as payment for limited temporary life insurance on the life/lives of: (Print Name of Proposed Insured 1) (Print Name of Proposed Insured 2) Received by: (Producer Signature) (Date) Terms and Conditions Summary. This Temporary Life Insurance Receipt (TLIR) provides a limited amount of temporary life insurance for a limited period of time on the individual(s) proposed for insurance, subject to the terms and conditions of this receipt. It does not guarantee insurability or that a life insurance policy will be issued and does not provide disability or waiver of premium benefits. This agreement is not applicable and no temporary insurance is available under this receipt if it is issued in association with an Application for a conversion or guaranteed insurability option. No agent or individual is authorized to waive or alter the terms of this receipt. As used herein, “the Company” refers to the insurance company checked above, to which the proposed insured(s) is/are applying for a life insurance policy, and “Application” refers to the Application for a life insurance policy associated with this TLIR. Eligibility. Proposed Insured(s) are eligible for this coverage if they are older than 15-days-old and younger than 75-years-old as of the date of this receipt, and if the answer to all Health Questions is “No”. If any question is answered “Yes” or left blank, there is no life insurance in force under the TLIR, and no payment may be collected. If this TLIR is issued in conjunction with an Application for insurance on two individuals, and one individual answers “Yes” to any of the Health Questions, there is no insurance in force for either individual, and no payment may be collected. Start Date for Coverage. Insurance under this TLIR begins on the date of this receipt if, and only if, the minimum payment has been collected and the Part 1 of the application has been completed and signed on the same date or prior to the date of this receipt. However, there is no life insurance coverage in force under this receipt if the instrument submitted as payment is not honored or there are insufficient funds to pay the required premium. Payments by wire transfer or payroll deduction are deemed collected when the required amount is received by the Company. Stop Date for Coverage. Insurance under this TLIR will end on the earliest of: (1) 90 days following the start date; (2) 30 days following the start date if the Company has not received Part 2 of the Application and all initial underwriting requirements (internally published age & amount requirements); (3) The date the Company refunds the payment made or mails a notice indicating the temporary insurance is terminated (the Company may terminate this temporary insurance at any time); (4) The date the Application is withdrawn or the premium payer requests a refund of the payment made; (5) The date the owner or applicant refuses to accept the life insurance policy issued; or (6) The effective date of the new life insurance policy as described in the Part 1 Application. Benefits. Upon receipt of due proof that the insured(s) died while this TLIR was in force, the Company will pay the benefit due under this TLIR to the beneficiary or beneficiaries named in the Application. If more than one beneficiary is named under this TLIR and/or there are other TLIR’s in force on the same insured(s), each beneficiary will receive a share of the TLIR benefit equal to his or her proportionate interest in the death benefit(s) that would have been payable had the policy or policies applied for been in force. The maximum benefit payable under all TLIR’s, including this TLIR, is the lesser of (1) $1,000,000 or (2) the total amount of life insurance currently applied for, including the death benefit applied for under any riders, and excluding any disability coverage. The Company will only pay the maximum benefit regardless of the number of TLIR’s issued for one insured. The Company will pay only one benefit under a single TLIR regardless of the number of insureds named and deaths that occur. If two insureds are named on a single TLIR, a benefit is payable only upon the second death occurring during TLIR coverage. At no time will individual(s) be eligible to receive benefits under both a TLIR and the life insurance policy issued in association with that TLIR. Payment and Return of Payment. Make all checks or other payments payable to MassMutual. Do not make any checks or other payments payable to the producer or leave the payee blank. The minimum payment required to pay for insurance coverage under the TLIR is the amount equal to a one-month premium under the policy applied for, regardless of the face amount applied for and the mode or frequency of payment selected for the proposed policy. Any premium amount greater than or equal to the minimum payment required may be collected to bind this TLIR. If a death benefit is due under the TLIR, the initial payment received will be retained by the Company in exchange for the insurance provided, however, if the payment received was greater than the minimum required, the Company will return the excess amount to the owner. If no death occurs while this temporary insurance is in force and a policy is issued, the payment received will be applied towards the first policy premium. If no death occurs and no policy is issued, or the temporary insurance is terminated, the payment received will be returned to the owner. Contestability and Suicide. The Company may contest the validity of the insurance pursuant to this receipt, and deny any benefit due, for any material misrepresentation of fact made on this receipt or the Application, which includes the Part 1, the Part 2 and any amendments and supplements to either part. If a Proposed Insured commits suicide while the temporary insurance is in effect, no death benefit will be paid; the Company’s only liability will be to return the initial payment received to the Owner named in the Application. R10AK1106 Owner’s Receipt – Retain this page for your records. 2

Coverage and Premium Payment Information Insurance Coverage Taking Effect Thank you for applying for a MassMutual life insurance policy. This disclosure is intended to provide you important information about how policy charges accrue in relation to the date insurance coverage takes effect under the terms of your policy. Please read the disclosure and discuss it with your MassMutual representative. What is my Policy Date? It is important to understand some important dates. These dates may be defined further in your policy. • Policy Date. The Policy Date is the date on which policy charges (premiums) begin to accrue. Clients may choose a specific Policy Date. Otherwise, the Policy Date will be set to the Issue Date. • Issue Date. The Issue Date is the date the Company issues the policy. • Delivery Date. The Delivery Date is the date the policy is delivered to you for acceptance. When does Insurance Coverage Begin? The date insurance coverage under the policy begins varies from policy to policy according to the specific policy issued and any insurability changes during the underwriting process. Generally, except as otherwise provided in the terms of any temporary insurance agreement, or the Part 1 Application for Life Insurance, insurance coverage under the policy takes effect when the policy is delivered and the initial premium is paid, provided that on that date the insured(s) is alive, all answers on the application, including any amendments to the application presented to you on the Delivery Date, are still true and complete and there have been no changes in the insured(s) health or insurability. If a future Policy Date is selected at the time of application, coverage does not begin prior to that date. How does the date Insurance Coverage Begins compare to the Date Policy Charges Begin? The Policy Date, the date the charges begin, may occur before insurance under the policy takes effect, such as when coverage takes effect on the Delivery Date. If your Policy Date occurs before insurance takes effect, you will be charged for premiums for a period during which no insurance was in force. To reduce the likelihood of paying such premiums, the Policy Owner may purchase a Temporary Life Insurance Receipt, if eligible, or ask the Company to issue the policy with a future Policy Date. How does Future Dating or Redating Affect my Policy? You may specify a policy date or ask the Company to reissue your policy with a new Policy Date matching the date insurance coverage begins. Requesting a new Policy Date may cause your age for insurance purposes to change and the cost of insurance rates to increase. Further, the Policy Date is used to determine the date on which the suicide, contestability and surrender charge periods begin to run. There will be no coverage under the policy before the new Policy Date. Please review your policy and consult your MassMutual representative if you have questions about policy charges or policy dating. Disclosure Statement About Our Policy’s Premium Payment Options Please Read This Information Carefully As a policyholder of MassMutual, you have the right to choose among four payment plan options for paying your annual premium. Each payment option, other than annual, costs more money. Among our policyholders, the additional cost varies depending upon the type of policy and its original issue date. A generic description of the payment options and range of costs, expressed as dollars and as annual percentage rates, are described below. Premium Payment Options You may pay premiums once a year (annually), twice a year (semi- annually), or four times a year (quarterly) or twelve times a year (monthly). If you pay your annual premium by installments, there will be an additional charge. a. If you pay semi-annually, the additional charge equals an annual percentage rate (APR) in the range of 8.2% to 18%. This would amount to an additional annual charge in the range of $20 to $43 on an annual premium of $1,000. b. If you pay quarterly, the additional charge equals an annual percentage rate (APR) in the range of 2.4% to 23.7%. This would amount to an additional annual charge in the range of $9 to $88 on an annual premium of $1,000. c. If you pay monthly, the additional charge equals an annual percentage rate (APR) in the range of 4.3% to 22.1%. This would amount to an additional annual charge in the range of $20 to $103 on an annual premium of $1,000. There may be other premium payment options available on certain products. Please contact MassMutual at 1-800-272-2216 for more information. If you would like to know the exact dollar amount of the additional charge or the Annual Percentage Rate that you are paying because you pay your annual premium in installments, you may access our “Modal Charge Disclosure and Annual Percentage Calculator” link at www.massmutual.com/calculators and follow the simple instructions. Alternatively, you may call this toll free number 1-800-272-2216 and we will provide you with the information. How To Change Your Premium Payment Option* You also have the right to change this option during the lifetime of your policy. In order to make a change, you must either: • Inform your MassMutual agent that you wish to change the premium payment frequency for your policy; or • Notify MassMutual in writing via regular mail (MassMutual Financial Group Customer Service Hub at 1295 State Street, Springfield, MA 01111-0001) or contact us at www.massmutual.com that you wish to change the premium payment frequency for your policy’s premium. To request a change in your policy’s premium payment frequency, be sure to include the policy number in your correspondence; or • Contact a MassMutual Customer Service Representative at 1-800-272-2216 and inform the representative that you wish to change the premium payment frequency for your policy. * If your premium is paid through a payroll deduction, there may be limitations on your ability to change the payment option. Contact your MassMutual agent to determine if your premium payment option can be changed. This notice does not change any of the terms of your MassMutual policy. COR4628

Important Privacy and Consumer Information Privacy Policy We recognize that our relationships with you are based on integrity and trust. We work hard to maintain your privacy. We are very careful to preserve the private nature of our relationship with you. At the same time, the very nature of our business sometimes requires that we collect or share certain information about you with others. As such, we want you to be aware of how we handle and protect your personal information. Our policies and procedures for collecting and disclosing personal information are detailed below. We may collect non-public personal information about you from: • Applications or other forms, interviews, or by other means; • Consumer or other reporting agencies, medical or health care providers, government agencies, employers or others; • Your transactions with us, our affiliates, or others; and • Our Internet website. We may share the information we collect with agents, brokers and others who service you. We may share the financial information we collect with financial service affiliates such as: • Insurance companies; • Insurance agencies; • Investment companies; • Securities broker-dealers. Generally, we are allowed to share your financial information with our affiliates in marketing products or services to you. You cannot limit these disclosures. We may also share that information with companies that perform marketing, issue or administrative services for us. We may share some or all of the information we collect with other financial institutions with whom we jointly market products. This may be done only if it is permitted in the state in which you live. Some disclosures may be limited to your name, contact and transaction information with us or our affiliates. Such information may include policy coverage, account balance, and payment information. Any disclosures will be only to the extent permitted by federal and state law. Certain disclosures may require us to get an “opt-in” or ” opt-out” from you. If this is required, we will do so before information is shared. Any medical or health information we collect about you may be shared with third parties only: • To underwrite insurance; • As permitted by law; • To administer your policy or claim; • As authorized by you. We require anyone with whom we share your personal information to protect it. We also require that they use it solely for the purpose for which it was shared. Otherwise, we do not share any personal information about our customers or former customers unless authorized by the customer or as permitted by law. We restrict access to personal information about you to those employees who need to know that information to provide products and services to you. We maintain physical, electronic and procedural safeguards that comply with legal standards to guard your personal information. If we provide more than one product or service to you, you may receive more than one privacy notice from us. We apologize for any inconvenience this may cause you. We want to be sure you are aware of our privacy practices. This notice is provided by the following companies in the MassMutual Financial Group: • Massachusetts Mutual Life Insurance Company • MML Bay State Life Insurance Company • C.M. Life Insurance Company • MML Investors Services, Inc. Consumer Notification To: Insurance Applicant. This notice is to inform you that a consumer report or an investigative consumer report may be obtained from a consumer reporting agency for the purpose of evaluating your insurance application. The report may contain information bearing on your credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics or mode of living, which has been obtained from public record sources or through interviews with you, your family, neighbors, friends or associate. You have a right to receive a copy of the investigative consumer report from the consumer reporting agency that conducts the investigation. Medical Information Bureau Notice Information regarding your insurability will be treated as confidential. We or our reinsurers may, however, make a brief report thereon to MIB, a not-for-profit membership organization of insurance companies, which operates an information exchange on behalf of its Members. If you apply to another MIB Member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, MIB, upon request, will supply such company with the information in its file. Upon receipt of a request from you, MIB will arrange disclosure of any information it may have in your file. Please contact MIB at 866-692-6901 (TTY 866-346-3642). If you question the accuracy of information in MIB’s file, you may contact MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of MIB’s information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112. We, or our reinsurers, may also release information in our file to other insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted. The purpose of the Bureau is to protect its member companies and their policyholders from the costs created by people who try to hide facts about their insurability. Information furnished by the Bureau cannot be used as a basis for evaluating risks. However it may be used to alert us to the possible need for further investigation. THE BUREAU DOES NOT HAVE MEDICAL REPORTS FROM HOSPITALS AND DOCTORS. THE INFORMATION IN ITS FILES DOES NOT SHOW WHETHER AN INSURANCE APPLICATION WAS ACCEPTED, PLACED IN AN INCREASED PREMIUM CLASS OR DECLINED. (This notice is only valid where permitted by law.) Our Purpose Part of our basic Company purpose is to provide insurance at the lowest possible cost. The underwriting process is necessary both to assure this low cost and to make sure that each policyholder contributes his or her fair share of the cost. The procedures described above benefit you as a policyholder, because they assist us in providing your insurance at the lowest possible cost. MassMutual Financial Group is a marketing designation (or fleet name) for Massachusetts Mutual Life Insurance Company (MassMutual) and its affiliates. N2000